                                                                     EXHIBIT 5.1


October 7, 1997


Annaly Mortgage Management, Inc.
1500 Harbor Boulevard
Weehawken, NJ 07087


Re:  Issuance of Shares Pursuant to Registration Statement on Form S-11
     ------------------------------------------------------------------


Ladies and Gentlemen:

We have acted as special counsel to Annaly Mortgage Management, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-11, as amended to date (the "Registration Statement"), relating to the public offering of up to an aggregate of 9,791,100 shares (including 845,000 shares to be sold by certain selling stock holders and up to 1,277,100 shares subject to an over-allotment option granted by the Company to the underwriters) (collectively the "Shares") of the Company's Common Stock, par value $.01 per share.

In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Amendment and Restatement of Articles of Incorporation of the Company, the By-Laws of the Company, as amended to date, and such other documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and paid for as contemplated by the Registration Statement, will be duly and validly issued and fully paid and non-assessable.

We render this opinion as members of the Bar of the State of Maryland.

Annaly Mortgage Management, Inc.
October 7, 1997
Page 2


We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Legal Matters" and "Risk Factors - Legal and Other Risks - Loss of Investment Company Act Exemption Would Adversely Affect the Company" in the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/  Morgan, Lewis & Bockius LLP
------------------------------------
     Morgan, Lewis & Bockius LLP